Muncy Columbia Financial Corporation 8-K

Exhibit 99.1

Press Release – For Immediate Release

October 18, 2024

Muncy Columbia Financial Corporation Reports Third Quarter 2024 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (“Bank”), has released its unaudited consolidated financial statements for the third quarter of 2024.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the quarter ended September 30, 2024 was $5,056,000, or $1.42 per share compared to net income of $1,171,000, or $0.56 per share for the same period in 2023. Net income, as reported under GAAP, for the nine months ended September 30, 2024 was $13,799,000, or $3.86 per share compared to $4,573,000, or $2.20 per share for the same period in 2023. Return on average assets and return on average equity were 1.26% and 12.34% for the quarter ended September 30, 2024, as compared to 0.63% and 6.78% for the same period of 2023.

The fully-tax equivalent net interest margin was 3.40% and 2.29% for the nine-month periods ended September 30, 2024 and 2023, respectively.

Total consolidated assets amounted to $1,607,322,000 at September 30, 2024, as compared to $1,592,300,000 at June 30, 2024 and $1,639,779,000 at December 31, 2023. For the quarter ended September 30, 2024, cash and cash equivalents increased $6,593,000 and loans receivable, not held for sale, increased by $11,979,000. Total deposits increased $24,842,000 while short term borrowings decreased $16,261,000 during the quarter ended September 30, 2024.

The increase in total deposits during the quarter and nine months ended September 30, 2024 was primarily as a result of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates a continued migration of customer repurchase accounts from short-term borrowings to deposits throughout the remainder of 2024. The execution of this initiative will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $8,575,000 or 0.53% of total assets at September 30, 2024, as compared to $7,736,000 or 0.49% of total assets at June 30, 2024.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair market value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on investment securities will also affect stockholders’ equity as these fluctuations are recorded through accumulated other comprehensive income (loss). As of September 30, 2024, the temporary impact of these unrealized losses, net of tax, on stockholders’ equity amounted to a reduction of $8,809,000. The Corporation does not consider its debt securities to be credit impaired since it has both the intent and ability to hold the securities until a recovery of its amortized cost basis, which may be maturity, and the decline in fair value is deemed to be as a result of changes in interest rates and not credit factors.

Total stockholders’ equity equated to a book value per share of $47.35 at September 30, 2024 as compared with $43.08 at December 31, 2023. For the nine months ended September 30, 2024 cash dividends of $1.32 per share were paid to stockholders as compared to $1.28 for the same period of 2023. The Corporation remains well capitalized, with an equity to assets ratio of 10.53% at September 30, 2024 as compared to 9.38% at December 31, 2023.

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About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation (“MCFC”) is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,“ “believes,“ “estimates,“ “expects,“ “forecasts,“ “intends,“ “plans,“ “projects,“ “may,“ “will,“ “should,“ and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the mergers of Muncy Bank Financial, Inc. with and into CCFNB Bancorp, Inc., forming Muncy Columbia Financial Corporation, and of The Muncy Bank and Trust Company with and into First Columbia Bank & Trust Company, forming Journey Bank; the risk that the anticipated benefits, cost savings and other savings from the mergers may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the mergers; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

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Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	September 30, 2024	December 31, 2023
ASSETS
Cash and due from banks	$21,318	$14,614
Interest-bearing deposits in other banks	6,751	3,763
Total cash and cash equivalents	28,069	18,377

Interest-bearing time deposits	249	979
Available-for-sale debt securities, at fair value	335,535	413,302
Marketable equity securities, at fair value	1,303	1,295
Restricted investment in bank stocks, at cost	7,529	10,394
Loans held for sale	2,192	366

Loans receivable	1,112,644	1,068,429
Allowance for credit losses	(9,415)	(9,302)
Loans, net	1,103,229	1,059,127

Premises and equipment, net	26,735	27,569
Foreclosed assets held for sale	70	170
Accrued interest receivable	4,840	5,362
Bank-owned life insurance	40,945	40,209
Investment in limited partnerships	5,278	5,828
Deferred tax asset, net	8,919	12,634
Goodwill	25,609	25,609
Other intangible assets, net	10,593	11,895
Other assets	6,227	6,663
TOTAL ASSETS	$1,607,322	$1,639,779

LIABILITIES
Interest-bearing deposits	$1,020,954	$884,654
Noninterest-bearing deposits	269,515	266,015
Total deposits	1,290,469	1,150,669

Short-term borrowings	73,025	252,532
Long-term borrowings	60,465	70,448
Accrued interest payable	2,099	2,358
Other liabilities	11,961	9,947
TOTAL LIABILITIES	1,438,019	1,485,954

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,840,227 and outstanding 3,575,527 at September 30, 2024;
issued 3,834,976 and outstanding 3,570,276 at December 31, 2023;	4,800	4,794
Additional paid-in capital	83,504	83,343
Retained earnings	99,598	90,514
Accumulated other comprehensive loss	(8,809)	(15,036)
Treasury stock, at cost; 264,700 shares at September 30, 2024 and December 31, 2023	(9,790)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	169,303	153,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,607,322	$1,639,779

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Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$18,234	$6,629	$53,231	$18,861
Tax-exempt	421	243	1,106	674
Interest and dividends on investment securities:
Taxable	994	1,211	3,175	3,641
Tax-exempt	842	135	2,508	398
Dividend and other interest income	190	86	617	222
Federal funds sold	—	—	—	1
Deposits in other banks	110	84	238	169
TOTAL INTEREST AND DIVIDEND INCOME	20,791	8,388	60,875	23,966

INTEREST EXPENSE
Deposits	6,133	892	16,353	2,299
Short-term borrowings	1,093	2,337	5,017	6,248
Long-term borrowings	791	268	2,436	414
TOTAL INTEREST EXPENSE	8,017	3,497	23,806	8,961

NET INTEREST INCOME	12,774	4,891	37,069	15,005

Provision (credit) for credit losses - loans	151	(172)	288	(594)
Provision (credit) for credit losses - off balance sheet credit exposures	—	4	(18)	1
TOTAL PROVISION (CREDIT) FOR CREDIT LOSSES	151	(168)	270	(593)

NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	12,623	5,059	36,799	15,598

NON-INTEREST INCOME
Service charges and fees	727	477	2,009	1,516
Gain on sale of loans	75	68	244	193
Earnings on bank-owned life insurance	236	113	692	335
Brokerage	193	146	609	425
Trust	243	195	653	613
Gains (losses) on marketable equity securities	163	(118)	8	(265)
Realized losses on available-for-sale debt securities, net	—	—	(8)	—
Interchange fees	664	428	1,970	1,294
Other non-interest income	414	213	1,489	743
TOTAL NON-INTEREST INCOME	2,715	1,522	7,666	4,854

NON-INTEREST EXPENSE
Salaries and employee benefits	4,704	2,275	14,146	7,307
Occupancy	644	326	1,843	969
Furniture and equipment	448	305	1,238	872
Pennsylvania shares tax	251	(58)	691	234
Professional fees	359	316	1,135	838
Director's fees	103	72	342	227
Federal deposit insurance	187	110	595	327
Data processing and telecommunications	848	361	2,672	1,064
Automated teller machine and interchange	107	111	475	221
Merger-related expenses	43	757	340	1,206
Amortization of intangibles	558	—	1,656	—
Other non-interest expense	1,115	698	3,074	1,682
TOTAL NON-INTEREST EXPENSE	9,367	5,273	28,207	14,947

INCOME BEFORE INCOME TAX PROVISION	5,971	1,308	16,258	5,505
INCOME TAX PROVISION	915	137	2,459	932
NET INCOME	$5,056	$1,171	$13,799	$4,573

EARNINGS PER SHARE - BASIC AND DILUTED	$1.42	$0.56	$3.86	$2.20
WEIGHTED AVERAGE SHARES OUTSTANDING	3,574,043	2,080,109	3,572,250	2,079,635

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	At or 3 Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023

Operating Highlights

Net income (loss)	$5,056	$4,707	$4,036	$(1,186)	$1,171
Net interest income	12,774	12,360	11,935	8,257	4,891
Provision (credit) for credit losses	151	29	90	3,114	(168)
Non-interest income	2,715	2,419	2,532	2,267	1,522
Non-interest expense	9,367	9,194	9,646	9,163	5,273

Balance Sheet Highlights

Total assets	$1,607,322	$1,592,300	$1,573,271	$1,639,779	$957,580
Loans, net and loans held for sale	1,105,421	1,092,057	1,072,010	1,059,493	556,862
Goodwill and other intangibles, net	36,202	36,760	36,955	37,504	7,937
Total deposits
Noninterest-bearing	$269,515	$263,419	$263,954	$266,015	$165,888
Savings	192,644	199,626	203,002	204,968	155,750
NOW	364,459	346,000	298,122	251,953	146,944
Money Market	112,319	117,770	112,190	103,602	41,521
Time Deposits	351,532	338,812	336,232	324,131	130,472
Total interest-bearing deposits	1,020,954	1,002,208	949,546	884,654	474,687
Core deposits*	938,937	926,815	877,268	826,538	510,103

Selected Ratios

Fully tax-equivalent net interest margin (YTD)	3.40%	3.36%	3.32%	2.34%	2.29%
Annualized return on average assets	1.26%	1.20%	1.02%	-0.35%	0.63%
Annualized return on average equity	12.34%	12.28%	10.52%	-3.95%	6.78%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	14.59%	14.06%	13.95%	13.52%	18.80%
Tier 1 capital ratio	14.59%	14.06%	13.95%	13.52%	18.80%
Total risk-based capital ratio	15.54%	14.99%	14.94%	14.49%	19.91%
Leverage ratio	8.82%	8.68%	8.40%	8.03%	10.58%

Asset Quality Ratios

Non-performing assets	$8,575	$7,736	$7,328	$4,475	$2,659
Allowance for credit losses - loans	9,415	9,362	9,351	9,302	6,094
Allowance for credit losses to total loans	0.85%	0.85%	0.87%	0.87%	1.09%
Allowance for credit losses to
non-performing assets	109.80%	121.02%	127.61%	207.87%	244.81%
Non-performing assets to total assets	0.53%	0.49%	0.47%	0.27%	0.28%

Per Share Data

Earnings (loss) per share	$1.42	$1.32	$1.13	$(0.41)	$0.56
Dividend declared per share	0.44	0.44	0.44	0.43	0.43
Book value	47.35	44.11	43.35	43.08	42.50
Common stock price:
Bid	$33.35	$32.10	$30.50	$34.50	$34.59
Ask	34.25	34.75	32.00	37.17	35.00
Weighted average common shares	3,574,043	3,572,345	3,570,342	2,873,775	2,080,109

* Core deposits are defined as total deposits less time deposits

** Capital ratios for the most recent period are estimated

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